UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
—————————————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2011

______________________________
WORLD HEART CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120 Salt Lake City, Utah USA	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of World Heart Corporation (the “Company”) was held on June 23, 2011. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 26,682,332 shares of common stock entitled to vote at the Annual Meeting and a total of 20,024,456 shares of common stock were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1
These seven nominees were elected as Board of Directors, to serve until the next annual meeting and their successors are duly elected and qualified, by the following vote:

Nominees	For	Withheld	Broker Non-Votes
Jeani Delagardelle	19,979,843	44,613	0
Michael Sumner Estes	19,983,966	40,490	0
William C. Garriock	19,983,961	40,495	0
Anders D. Hove	19,983,844	40,612	0
Eugene B. Jones	19,983,961	40,495	0
John Alexander Martin	19,983,849	40,607	0
Austin W. Marxe	19,983,844	40,612	0

Proposal 2
An amendment of the 2006 World Heart Corporation Employee Stock Option Plan (the “Plan”) to increase the maximum number of common shares that may be issued under the Plan from 2,166,667 to 2,916,667 was approved.

For	Against	Abstain	Broker Non-Votes
19,901,926	121,921	609	0

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 28, 2011

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown

	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer